EXHIBIT 23.5


                    CONSENT OF DAVID RUBIN & ASSOCIATES, INC.


         We hereby consent to the use of our name and the description of our report dated July 15, 1996, under the caption "THE MERGER--Background and Reasons for the Merger" in the Proxy Statement/Prospectus of CNET, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Glenayre Technologies, Inc. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             DAVID RUBIN & ASSOCIATES, INC.



                                             By   s/ David Rubin
                                                     David Rubin, President

Newton, Massachusetts
November 4, 1996





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